Exhibit 21
CanArgo Energy Corporation and Subsidiaries
September 30, 2007

			CanArgo
			Energy
			Corporation
			Beneficial
	LEGAL NAME	INCORPORATION	Ownership	Notes	Status

1	CanArgo Energy Corporation	Delaware	Parent		Active
2	CanArgo Oil & Gas Inc	Ontario, Canada	100%		Active
3	CanArgo Limited	Ontario, Canada	100%	A	Active
4	Fountain Oil Ukraine Limited	New Brunswick, Canada	100%		Inactive
5	UK-RAN Oil Corporation	New Brunswick, Canada	90%	B	Inactive
6	Fountain Oil Canada Limited	New Brunswick, Canada	100%		Inactive
7	Focan Limited	New Brunswick, Canada	100%		Inactive
8	EOR Canada Limited	New Brunswick, Canada	100%	C	Inactive
9	CanArgo Acquisition Corporation	New Brunswick, Canada	100%		Inactive
10	Ninotsminda Oil Company Limited	Cyprus	100%	D	Active
11	CanArgo Oil Boryslaw Limited	Cyprus	100%	E	Inactive
12	CaspArgo Limited	Cyprus	10%	F	Inactive
13	CanArgo Norio Limited	Cyprus	100%	D	Active
14	Groundline Limited	Cyprus	100%	D	Inactive
15	E.P.S. European Petroleum Services Limited	Cyprus	100%	D	Inactive
16	Lateral Vector Resources Limited (formerly Longtex Limited)	Cyprus	100%	G	Inactive
17	Courtway Limited	Cyprus	100%	D	Inactive
18	CanArgo Limited	Guernsey	100%	H	Active
19	CanArgo (Nazvrevi) Limited	Guernsey	100%	D	Active
20	CanArgo Power Corporation Limited	Guernsey	100%	D	Active
21	CanArgo (Kaspi) Limited	Guernsey	100%	D	Active
22	Argonaut Well Services Limited	Guernsey	100%	D	Active
23	CanArgo Samgori Limited	Guernsey	100%	D	Active
24	CanArgo Services (UK) Limited	England	100%	D	Active
25	Sagarejo Power Corporation Limited	Republic of Georgia	85%	J	Inactive
26	Georgian British Oil Company Ninotsminda	Republic of Georgia	50%	K	Inactive
27	Georgian British Oil Company Nazvrevi	Republic of Georgia	50%	L & I	Inactive
28	Georgian British Oil Company Norio	Republic of Georgia	50%	M & I	Inactive
29	Ninotsminda Services Limited	Republic of Georgia	100%	N	Active
30	CanArgo Georgia Limited	Republic of Georgia	100%	D & O	Active
31	Ninotsminda Oil Company Limited	Jersey	100%	D	Inactive
32	CanArgo Norio Limited	Jersey	100%	D	Inactive
33	KaspOil JSC	Russia	Less than 1%	P	Active

Notes

A	100% owned by CanArgo Oil and Gas Inc.
B	90% owned by Fountain Oil Ukraine Limited. Balance owned by UK-Ran Energy Corp
C	100% owned by Focan Ltd. which in turn is 100% owned by CanArgo Energy Corporation
D	100% owned by CanArgo Limited, Guernsey
E	Formerly Fountain Oil Boryslaw Cyprus. Hold loans from Boryslaw Oil Company
F	10% owned by CanArgo (Kaspi) Limited. Balance owned by Allied Petroleum Technologies Corporation.
G	100% owned by Groundline Limited. Established to own interest in JIPA. Legal interest never tranferred.
H	100% owned by CanArgo Ltd. (Ontario)
I	In process of dissolution
J	85% owned by CanArgo Energy Corporation. Balance owned by Sagarejo Electric Service.
K	50% controlling interest owned by Ninotsminda Oil Company Limited. Balance owned by Georgian Oil.
L	50% controlling interest owned by CanArgo Nazvrevi Limited. Balance owned by Georgian Oil.
M	50% controlling interest owned by CanArgo Norio Limited. Balance owned by Georgian Oil.
N	100% owned by Ninotsminda Oil Company Limited. Holds ownership of apartments in payment of Rusatvi Cement Factory debt.
O	Non profit making PSC operator of Ninotsminda, Nazvrevi, Norio and Tbilisi PSCs
P	Ownership uncertain but between less than 1% and 10%